SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE,
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2007, Washington Mutual, Inc. (the “Company”) amended Section 3.11 of its Restated Bylaws to add new majority voting procedures for all uncontested elections of the Company’s directors.  The new procedures provide that in an uncontested election of the Company’s directors, any nominee who does not receive a majority of the shares cast shall promptly offer his or her resignation to the Company’s Board of Directors following the meeting at which the election occurred.  A vote of the "majority of shares cast" means that the number of shares voted “for” a director exceeds the number of votes affirmatively voted as “withheld” from that director.  The Company’s Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation within 90 days following the shareholder meeting at which the election occurred. Thereafter, the Board will promptly disclose publicly its decision whether to accept the director’s resignation offer. The director who tenders his or her resignation pursuant to this provision will not participate in the Governance Committee recommendation or the Board’s decision whether to accept his or her resignation offer. To make it consistent with the new majority voting procedures, the Company also amended Section 4.18 of its Restated Bylaws to clarify that a director’s resignation may take effect upon the occurrence of one or more future events.  The amendments to Section 3.11 and Section 4.18 are effective immediately.

A copy of the amendments to Section 3.11 and Section 4.18 of the Company’s Restated Bylaws is attached to this Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

3.1        Amendments to Section 3.11 and Section 4.18 of the Restated Bylaws of Washington Mutual, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

Exhibit Index

Exhibit No.	Description

3.1	Amendments to Section 3.11 and Section 4.18 of the Restated Bylaws of Washington Mutual, Inc.